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                              CONSULTING AGREEMENT



                           DATED AS OF JANUARY 1, 1997



                                     BETWEEN


                       ACTION PERFORMANCE COMPANIES, INC.


                                       AND


                                  JOHN BICKFORD


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                                TABLE OF CONTENTS



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1.       Engagement..........................................................  1
         (a)      The Engagement.............................................  1
         (b)      Duties of Consultant.......................................  1

2.       Extent of Duties....................................................  1

3.       Compensation........................................................  1
         (a)      Fixed Compensation.........................................  1
         (b)      Reimbursement..............................................  1

4.       Term of Engagement..................................................  1
         (a)      Engagement Term............................................  1
         (b)      Termination Under Certain Circumstances....................  1

5.       Competition and Confidential Information............................  2
         (a)      Interests to be Protected..................................  2
         (b)      Non-Competition............................................  2
         (c)      Non-Solicitation of Employees..............................  3
         (d)      Confidential Information...................................  3
         (e)      Return of Books and Papers.................................  3
         (f)      Equitable Relief...........................................  3
         (g)      Restrictions Separable.....................................  3

6.       Miscellaneous.......................................................  3
         (a)      Notices....................................................  3
         (b)      Indulgences................................................  4
         (c)      Controlling Law............................................  4
         (d)      Binding Nature of Agreement................................  4
         (e)      Execution in Counterparts..................................  5
         (f)      Provisions Separable.......................................  5
         (g)      Entire Agreement...........................................  5
         (h)      Paragraph Headings.........................................  5

7.       Successors And Assigns..............................................  5
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
                              CONSULTING AGREEMENT

         AGREEMENT made as of the 1st day of January, 1997, by and between ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (hereinafter called "Company") and JOHN BICKFORD (hereinafter called "Consultant").

                              W I T N E S S E T H:

         Company desires to engage Consultant and Consultant desires to accept such engagement, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1.       Engagement.

                  (a) The Engagement. Company hereby engages Consultant and Consultant hereby accepts such engagement as an independent contractor to perform the duties set forth in this Agreement.

                  (b) Duties of Consultant. During Consultant's engagement by Company pursuant to this Agreement, Consultant shall render such advice and recommendations to Company as Company may reasonably request with respect to representing Company in the motorsports community, creating new marketing and promotional campaigns, and advising Company with respect to the motorsports industry.

         2. Extent of Duties. Consultant shall devote such of Consultant's business time, attention and efforts as are reasonably necessary to the performance of Consultant's duties under this Agreement, shall perform such duties faithfully and diligently, and shall not engage in same or similar activities for himself or any other person, firm, or entity while engaged by Company.

         3.       Compensation.

                  (a) Fixed Compensation. Company shall pay to Consultant as full compensation for the duties performed by Consultant during Consultant's engagement under this Agreement, a fee at a rate of $100,000 per annum to be paid in equal monthly installments, or in such other periodic installments upon which Company and Consultant shall mutually agree.

                  (b) Reimbursement. Company shall reimburse Consultant for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Consultant in connection with the business of Company and Consultant's duties under this Agreement; provided, however, that Consultant shall not incur such expenses in an amount in excess of $1,000 during any month without written authorization from Company. The term "business expenses" shall not include any item not deductible by Company for federal income tax purposes. To obtain reimbursement, Consultant shall submit to Company receipts, bills or sales slips for the expenses incurred. Reimbursements shall be made by Company monthly within 30 days of presentation by Consultant of evidence of the expenses incurred.

         4.       Term of Engagement.

                  (a) Engagement Term. The term of Consultant's engagement hereunder shall commence on January 1, 1997 and shall continue until December 31, 2000, and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then current term.

                  (b) Termination Under Certain Circumstances. Notwithstanding anything to the contrary herein contained:

                           (i)  Consultant's  engagement  shall be automatically
terminated, without notice, effective upon the date of Consultant's death;

                           (ii) If Consultant  shall fail,  for a period of more
than 30 consecutive days, or for 30 days within any 60 day period, to perform any of Consultant's duties under this Agreement as the result of illness or other incapacity, Company, at its option, upon notice to Consultant, may terminate Consultant's engagement effective on the date of that notice;

                           (iii) If  Consultant  shall  breach or violate any of
the provisions of this Agreement, or fail to perform in a manner reasonably satisfactory to Company any of the duties required of Consultant and such breach, violation or failure shall continue for a period of 30 days after Company shall have given Consultant written notice specifying the nature thereof in reasonable detail, Company, at its option, upon notice to Consultant, may terminate Consultant's engagement effective on the date of that notice.

         5.       Competition and Confidential Information.

                  (a) Interests to be Protected. The parties acknowledge that Consultant will perform essential services for Company, its employees, and its shareholders during the term of Consultant's engagement with Company. Consultant will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Company have been trained by, and are valuable to, Company and that Company will incur substantial recruiting and training expenses if Company must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Company's business should Consultant compete with Company in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Company, its stockholders, and employees. For these and other reasons, and the fact that there are many other engagement opportunities available to Consultant if he should terminate his engagement, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  (b) Non-Competition. During the later of (i) 12 months of the date of this Agreement or (ii) the term of Consultant's engagement with Company and for the period ending six months after the termination of Consultant's engagement with Company (voluntarily by Company or with cause by Consultant), Consultant shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below) or otherwise circumvent any license agreement of Company relating to the business of Company. As used herein, the term "competitive business" shall mean
(i) the design and manufacture of collectible die-cast and pewter miniature replicas of motorsports vehicles and the design and manufacture of licensed apparel, souvenirs, and other motorsports consumer items, including t-shirts, hats, jackets, mugs, key chains, and drink bottles, in each case to be distributed and sold through collector and fan clubs, wholesale distribution, authorized retail dealers, trackside events, and promotional programs for corporate sponsors; (ii) the development of marketing and product promotional programs for corporate sponsors of motorsports, featuring Company's die-cast replicas or other products as premium awards, intended to increase brand awareness of the products or services of the corporate sponsors; and (iii) the design, manufacture, and sale of motorsports- related products (consisting of die cast miniature replicas of motorsports vehicles and motorsports-related apparel and souvenirs) specifically designed for the mass-merchandise market; and the term "Restricted Territory" shall mean any state in which Company or its subsidiaries sells products or provides services during Consultant's engagement hereunder. Company acknowledges that Consultant's ownership or operation of Chase Raceway, L.L.C., Racing for Kids, L.L.C., Motorsports by Mail, Inc., Race World, L.L.C., American Motorsports Marketing, Inc., and any other company authorized in writing by Company, as such enterprises currently are conducted, shall not be deemed "competitive businesses."
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
                  (c) Non-Solicitation of Employees. During the term of Consultant's engagement and for a period of 12 months after the termination of Consultant's engagement with Company, regardless of the reason therefor, Consultant shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or governmental entity, seek to hire or hire any of Company's or its subsidiaries' personnel or employees for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Company or its subsidiaries.

                  (d) Confidential Information. Consultant shall maintain in strict secrecy all confidential or trade secret information, whether patentable or not, relating to the business of Company and its subsidiaries (the "Confidential Information") obtained by Consultant in the course of Consultant's engagement, and Consultant shall not, unless first authorized in writing by Company, disclose to, or use for Consultant's benefit or for the benefit of any person, firm, or entity at any time either during or subsequent to the term of Consultant's engagement, any Confidential Information, except as required in the performance of Consultant's duties on behalf of Company and its subsidiaries. For purposes hereof, Confidential Information shall include without limitation any engineering drawings, or other reproductions or materials of any kind; any trade secrets, knowledge or information with respect to processes, inventions, formulae, machinery, manufacturing techniques and know-how and to the management, operational, marketing, licensing, and distribution policies and practices of Employer and its subsidiaries; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, production, sales, or distribution policies or practices of Company or its subsidiaries or relating to or dealing with the management, operational, or investment policies or practices of Company or its subsidiaries.

                  (e) Return of Books and Papers. Upon the termination of Consultant's engagement with Company for any reason, Consultant shall deliver promptly to Company all samples or demonstration models, catalogues, files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all customer, licensee, and supplier information; all other written or printed materials that are the property of Company or its subsidiaries (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Company or its subsidiaries, which Consultant may then have in his possession, whether prepared by Consultant or not.

                  (f) Equitable Relief. In the event a violation of any of the restrictions contained in this Section is established, Company shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Company may be entitled. In the event of a violation of any provision of subsections (b), (c), (f), or (g) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                  (g) Restrictions Separable. If the scope of any provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

         6.       Miscellaneous.

                  (a) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and
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
addressed as provided below, or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                        (1)      If to Company:

                                 2401 West First Street
                                 Tempe, Arizona 85281
                                 Attention: Fred W. Wagenhals
                                 Phone: (602) 517-3710
                                 Fax: (602) 967-1403

                                 with a copy given in the manner
                                 prescribed above, to:

                                 O'Connor, Cavanagh, Anderson,
                                   Killingsworth & Beshears, P.A.
                                 One East Camelback Road
                                 Phoenix, Arizona  85012
                                 Attention:  Robert S. Kant, Esq.
                                 Phone: (602) 263-2606
                                 Fax: (602) 263-2900

                        (2)      If to Consultant:

                                 1094 Berkley Place
                                 Concord, North Carolina  28027

                                 with a copy given in the manner
                                 prescribed above, to:

                                 Robinson, Bradshaw & Hinson, P.A.
                                 101 North Tryon Street, Suite 1900
                                 Charlotte, North Carolina  28246-1900
                                 Attention:  Stokley G. Caldwell, Jr., Esq.
                                 Phone: (704) 377-8332
                                 Fax: (704) 378-4000

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

                  (b) Indulgences; Waivers. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

                  (d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that
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
no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                  (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h)  Paragraph  Headings.   The  paragraph  headings  in  this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         7. Successors And Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Consultant hereunder involve the performance of personal services, such obligations shall not be delegated by Consultant. For purposes of this Agreement successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Company by sale, merger, consolidation, liquidation, or other form of transfer. Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term "Company" includes all subsidiaries of Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               ACTION PERFORMANCE COMPANIES, INC.


                               By:______________________________________________

                               Its:_____________________________________________




                               -------------------------------------------------
                               John Bickford
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